SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From time to time, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), may:

•	publish the material filed herewith as Exhibit 1 (the “Website Material”), or portions thereof, to its website, www.RestoretheMagic.com (the “Website”), or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages (the “Social Media Pages”) or various other social media channels, or may otherwise disseminate the Website Material to the Company’s shareholders;
•	publish the post filed herewith as Exhibit 2 (the “Social Media Post”) to the Social Media Pages or various other social media channels or to the Website, or may otherwise disseminate the Social Media Post to the Company’s shareholders; and
•	disseminate to the Company’s shareholders the communication filed herewith as Exhibit 3 (the “Communication”) and, from time to time, Trian may publish the Communication, or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Communication to the Company’s shareholders.

Exhibit 1

Exhibit 2

Exhibit 3

Institutional Investors Express Support for Trian's Candidates at Disney

CalPERS and Neuberger Berman Vote "For" Nelson Peltz and Jay Rasulo, Citing the Need for "Fresh Eyes" and "More Independence" in Disney's Boardroom

Follows Support from Other Independent Third Parties, Including Yacktman Asset Management and Proxy Advisory Firms Institutional Shareholder Services and Egan-Jones

NEW YORK, April 1, 2024 – The Trian Group,[1] which beneficially owns over $3.5 billion of common stock in The Walt Disney Company (NYSE: DIS), today announced that two respected institutional investors, the California Public Employees' Retirement System (CalPERS), the country's largest public pension fund, and Neuberger Berman, a global asset manager, have expressed their support for both of Trian's nominees, Nelson Peltz and Jay Rasulo, in connection with Disney's annual meeting, which is scheduled to be held this Wednesday, April 3, 2024.

Both CalPERS and Neuberger Berman recognize Disney's poor track record of corporate governance – which includes a persistent and significant lack of alignment between pay and performance[2] and a failure to appropriately manage CEO succession – noting that the Disney Board would benefit from "a fresh perspective"[3] and "[t]wo new directors who are qualified and capable of leading needed change. . . ."[4]

In supporting the election of Nelson Peltz and Jay Rasulo, CalPERS noted the following:

- "CalPERS believes Walt Disney Co will benefit from fresh eyes on its board of directors and voted its company shares in favor of candidates Nelson Peltz and Jay Rasulo."[5]
- "[CalPERS'] established voting guidelines focus on the need for independent corporate boards, a say in setting executive pay, and increased transparency. Two new directors who are qualified and capable of leading needed change in corporate governance will serve the Disney board well."[6]

Similarly, Neuberger Berman wrote that:

- "We believe there is opportunity to strengthen relevant policies and practices and that the board may benefit from the addition of a fresh perspective and more independence. For these reasons, we intend to support the election of dissident Trian nominees Nelson Peltz and James Rasulo to the board."[7]
- "[W]e believe [Trian's] nominees are very strong candidates given Peltz's large ownership of the company and extensive board experience and Rasulo's long-term experience while working as an executive at Disney."[8]
- "[W]e do not believe short-term TSR performance alone is an adequate indicator of the quality of governance at a company. Despite recent improvements, in our opinion, the deficiencies of the board that ultimately led to the failed 2020 succession endeavor and related consequences remain. As such, we are unconvinced of the current board's ability to uphold good governance practices and fulfill one of its core responsibilities in finding a CEO successor.[9]
- "[W]e have concerns regarding the Disney board's multi-year efforts to name a successor to CEO Bob Iger. . . . The board has admitted to not adhering to and executing the process it had in place for Disney's 2020 succession plan and that Chapek's appointment was a strategic misstep. . . . [W]e believe these succession planning challenges have impacted business continuity and distracted from business performance."[10]

Other investors and independent proxy advisory firms have also indicated their support for Nelson Peltz and Trian.

Yacktman Asset Management, a value-focused investment firm, wrote:

- "Nelson Peltz has been a director, and Trian has been a significant shareholder, of several companies in our investment portfolio. As a director, Nelson has brought tremendous energy and focus to his work, successfully collaborating with management teams and his fellow directors to improve the companies for the benefit of all stakeholders."[11]

ISS, the largest and most influential proxy advisory firm, concluded that:

- "[I]ncremental change is needed at the company due to multi-year underperformance [relative to] the company's peers and chosen benchmark, operational challenges, and most critically, a repeated failure on the part of the board to oversee the cultivation of a successor to Iger."
- "[T]he key decision points that led to the company's challenges over the past five years, not to mention multiple activist campaigns, can be traced to the board."
- ". . . Peltz, as a significant shareholder, could be additive to the succession process, providing assurance to other investors that the board is properly engaged this time around. He could also help evaluate future capital allocation decisions."

Egan-Jones, another independent proxy advisory firm, also recommended that shareholders vote for change in the composition of Disney's Board. Egan-Jones concluded: "We see very little downside and a lot of upsides in putting the Trian Nominees on the Board,"[12] citing an "apparent lack of a . . . long-term succession plan"[13] and "mediocre financial performance and the resultant lower valuation"[14] as reasons for shareholders to vote "For" both of Trian's nominees, Nelson Peltz and Jay Rasulo, and "Withhold" on Maria Elena Lagomasino and Michael B.G. Froman.

Trian commented on the votes and recommendations from these influential investors and research firms:

> While Disney has touted the endorsements[15] of its service providers[16] and advisors,[17] we are pleased to have earned the support of *independent*, respected institutional investors and proxy advisory firms.
>
> Like CalPERS, Neuberger Berman, Yacktman, ISS, Egan-Jones, and others, we believe that change is needed at Disney and that the election of our nominees will help improve the focus, alignment and accountability of the Board.
>
> We are confident that Nelson and Jay will be far more effective in "refocusing the board on CEO succession planning"[18] and "aligning the board with shareholder interests"[19] than the directors we are seeking to replace, Maria Elena Lagomasino and Michael B.G. Froman. These long-serving incumbent directors have overseen Disney's protracted succession planning failures, persistent underperformance[20] and questionable strategic and capital allocation decisions.
>
> By Disney's own admission, Ms. Lagomasino and Mr. Froman – one an advisor to wealthy families and the other with experience in foreign affairs – possess just one skill central to the Company's strategy,[21] a skill possessed by every other incumbent director and by Nelson and Jay. Neither Ms. Lagomasino nor Mr. Froman is well aligned with shareholders, unlike Nelson and Jay, because neither owns meaningful amounts of Disney stock.[22]
>
> Critically, Ms. Lagomasino has failed shareholders as the Chair (and previously as a member) of the Compensation Committee.[23] Disney's executives have been paid more than $1 billion in the last decade, even as the stock significantly underperformed the S&P 500.[24] Disney's shareholders have long expressed displeasure with Disney's compensation program[25] and yet Ms. Lagomasino remains in her role. Her failure to help align pay and performance is evident not just at Disney, but also at the other companies on whose compensation committee she serves or served, Coca-Cola and Avon Products, over many years.[26]
>
> As we have said from the beginning, this election contest is not about Disney's CEO, it is about improving the focus, alignment and accountability of Disney's Board so that the Company can return to delighting its consumers and delivering value for its owners. In that context, we do not believe Ms. Lagomasino or Mr. Froman deserves shareholder support. Change is needed.
>
> Our nominees, Nelson Peltz and Jay Rasulo, bring relevant experience and pledge to work constructively and collaboratively with the Board, as they have done with other boards many times before. Nelson and Jaywill bring a much-needed shareholder perspective to the boardroom and will ask tough questions, encourage open discussion and debate and set demanding goals for the business.
>
> To help ensure a better future for this great company, we urge shareholders to vote "For" Nelson Peltz and Jay Rasulo and to withhold support from Ms. Lagomasino and Mr. Froman today. Together, we can Restore the Magic at Disney.

To ensure the election of Nelson Peltz and Jay Rasulo, it is essential that shareholders vote **"FOR" Nelson Peltz** and **Jay Rasulo**, and **"WITHHOLD"** on **Maria Elena Lagomasino, Michael B.G. Froman, and all three Blackwells Nominees**.

Vote now. The deadline for shareholders to vote by telephone or electronically is Tuesday, **April 2 at 11:59 PM ET**. If you previously voted, you can change that vote by voting again now.

For more information, including voting instructions, visit our website: www.RestoreTheMagic.com.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. ("Trian") is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years' operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell
(212) 451-3030
atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse
Reevemark
(212) 433-4600
Trian@reevemark.com

Investor Contacts:

Matthew Peltz
(212) 451-3060
mpeltz@trianpartners.com

Ryan Bunch
(212) 451-3176
rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh
Okapi Partners LLC
(212) 297-0720
(877) 629-6357
info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario
D.F. King & Co., Inc.
(212) 229-2634
Disney@dfking.com

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates ("Trian"), and are based on publicly available information with respect to The Walt Disney Company ("Disney" or the "Company"). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian's conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," "once again," "achieve," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Trian has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the "Participants") filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN'S WEBSITE, HTTPS://RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN'S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Source 1: Please refer to the definitive proxy statement, filed with the United States Securities and Exchange Commission by Trian Fund Management L.P. and certain of its affiliates and other persons (as supplemented and amended, the "Definitive Proxy Statement") for information regarding the members of the "Trian Group." Nelson Peltz beneficially owns Disney shares worth approximately $3.5 billion and Jay Rasulo owns Disney shares worth approximately $800,000, in each case, as further detailed in the Definitive Proxy Statement. Note that ownership position values are based on Disney's share price at the close of business on 3/29/2024.

Source 2: Since Ms. Lagomasino became Chair of Disney's Compensation Committee, Disney's say-on-pay votes have averaged just 73%, which ranks in the bottom 10% of all S&P 500 companies and Disney's say-on-pay approval percentages have been below the S&P 500 median every year. Say-on-pay has also been below the average of all of the S&P 500 companies since 2018, which is when Mr. Froman joined the Board. Source: SEC filings, FactSet.

Source 3: NB Votes, available at: https://www.nb.com/en/global/esg/nb-votes.

Source 4: Svea Herbst-Bayliss, *Reuters*, "US pension fund CalPERS backs Peltz, Rasulo in Disney board battle," published on 03/29/24.

Source 5: Svea Herbst-Bayliss, *Reuters*, "US pension fund CalPERS backs Peltz, Rasulo in Disney board battle," published on 03/29/24.

Source 6: *Id*.

Source 7: NB Votes, available at: https://www.nb.com/en/global/esg/nb-votes.

Source 8: *Id*.

Source 9: *Id*.

Source 10: *Id*.

Source 11: restorethemagic.com.

Source 12: Egan-Jones Proxy Research Report, published on 03/26/24.

Source 13: *Id*.

Source 14: *Id*.

Source 15: See Disney Investor Presentations and Letters to Shareholders filed on 02/12/24, 03/04/24, 03/11/24, 03/12/24 and 03/25/24, which referenced endorsements from ValueAct Capital Management and J.P. Morgan CEO Jamie Dimon.

Source 16: Blackwells Capital Investor Presentation, 03/11/24 (estimating that ValueAct has earned more than $90 million in fees from managing assets for Disney's pension funds).

Source 17: Anna Nicolaou, James Fontanella-Khan and Joshua Franklin, Financial Times, "Jamie Dimon Backs Disney's Bob Iger in Proxy Fight with Nelson Peltz", published on 03/13/24.

Source 18: NB Votes, available at: https://www.nb.com/en/global/esg/nb-votes.

Source 19: *Id*.

Source 20: Disney has underperformed its Media Industry Peers and the S&P 500 over one, two, three, four and five years and during the tenures of each of the incumbent directors. Source: FactSet. Note: Disney performance measures total shareholder return ("TSR") through 03/29/24, defined as the total return an investor would have received if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid. "Media Industry Peers" represents the simple average and consists of Alphabet, Amazon, Apple, Comcast, Meta, Netflix, Paramount, and Warner Bros. Discovery. We highlight the S&P 500 here only as a widely recognized index; however, for various reasons, the performance of the index and that of the securities mentioned above may not be comparable. One cannot invest directly in an index. Note: James Gorman and D. Jeremy Darroch excluded due to less than one year of tenure on the Board.

Source 21: Per Disney's 2024 Proxy Statement, Mr. Froman and Ms. Lagomasino possess just one skill that Disney defines as "Central to Disney's Strategy": "360 Degree Brand Activation," which is a skill that is also possessed by every other director on Disney's Board.

Source 22: Mr. Froman and Ms. Lagomasino beneficially own Disney shares worth approximately $5 million. By comparison, the Trian Group beneficially owns over $3.5 billion in Disney shares. Note that ownership position values are based on Disney's share price at the close of business on 3/29/2024.

Source 23: Ms. Lagomasino has served as Chair of the Compensation Committee since 2019 and a member of the Committee since 2016.

Source 24: SEC filings, FactSet. TSR measured from Disney's fiscal year 2013 ended 09/28/13 through 09/30/23.

Source 25: Since Ms. Lagomasino became Chair of Disney's Compensation Committee, Disney's say-on-pay votes have averaged just 73%, which ranks in the bottom 10% of all S&P 500 companies, and Disney's say-on-pay approval percentages have been below the S&P 500 median every year. Say-on-pay has also been below the average of all of the S&P 500 companies since 2018, which is when Mr. Froman joined the Board. Source: SEC filings, FactSet.

Source 26: Coca-Cola received just 50% support for its say-on-pay proposal in 2022, while Avon Products received 56%, 56% and 71% support in 2013, 2014 and 2015, respectively, earning an "F" Pay-for-Performance Grade from Glass Lewis in each such year.

Restore The Magic

Reuters: CalPERS, the nation's biggest pension fund, supports Trian Nominees Nelson Peltz and Jay Rasulo for Disney's board, citing issues of board independence, executive compensation, corporate governance, and increased transparency. #RestoreTheMagic:


RESTORE THE MAGIC
"Two new directors who are qualified and capable of leading needed change in corporate governance will serve the Disney board well."
CalPERS, the nation's biggest pension fund which supports Trian Nominees Peltz and Rasulo for the $DIS board, to Reuters, 3/29/24
Click here for more important information

CalPERS Backs Trian Nominees Peltz, Rasulo for Disney Board | Trian

restorethemagic.com • 12 min read

Restore the Magic

AT THE WALT DISNEY COMPANY

Shareholders Should Withhold Support from Maria Elena Lagomasino

April 2024

TRIAN PARTNERS

VOTE USING THE **BLUE** PROXY CARD

Disclosure Statement and Disclaimers

GENERAL CONSIDERATIONS

This presentation is for general information purposes only, and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. It does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation and should not be taken as advice on the merits of any investment decision. The views expressed in this presentation represent the opinions of Trian Fund Management, L.P. ("Trian" and together with the funds, investment vehicles and accounts that it manages, "Trian Partners") and are based on publicly available information with respect to The Walt Disney Company (the "Issuer"). Trian Partners recognizes that there may be confidential information in the possession of the Issuer that could lead the Issuer to disagree with Trian Partners' conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Trian Partners currently beneficially owns, and/or has an economic interest in, shares of the Issuer.

While certain individuals affiliated with Trian Partners are current or former directors of certain of the publicly traded companies referred to herein, none of the information contained in this presentation or otherwise provided to you is derived from non-public information of such publicly traded companies. Trian Partners has not sought or obtained consent from any third party to use any statements or information indicated herein that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Trian Partners does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

Subject to applicable law, neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party, SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation, including earnings before interest, tax, depreciation and amortization ("EBITDA"), internal rates of return ("IRRs") and investment values have not been calculated using generally accepted accounting principles ("GAAP") and international financial reporting standards ("IFRS") and have not been audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized.

Though certain material in this presentation may contain projections, nothing in this presentation is intended to be a prediction of the future trading price or market value of securities of the Issuer. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of Trian Partners' analyses set forth herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this presentation will be completed, (ii) that actual results or performance of the Issuer will not differ, and such differences may be material or (iii) that any of the assumptions provided in this presentation are accurate. This presentation does not recommend the purchase or sale of any security.

Although Trian believes that the changes or improvements for certain companies identified herein were attributable in significant part to the cumulative effects of the implementation of operational and strategic initiatives during the period of Trian's active involvement, there is no objective method to confirm what portion of such growth was attributable to Trian's efforts and what may have been attributable to other factors.

Throughout this presentation, total shareholder return ("TSR") is defined as the total return an investor would receive if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid. We highlight the S&P 500 throughout this presentation only as a widely recognized index; however, for various reasons the performance of the index and that of the securities mentioned herein may not be comparable. One cannot invest directly in an index.

Trian Partners disclaims any obligation to update the data, information or opinions contained in this presentation, subject to applicable law.

Disclosure Statement and Disclaimers (cont'd)

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and plans expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events, subject to applicable law.

NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY

Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Trian Partners may from time to time acquire, or acquire additional, securities of the Issuer. Trian Partners is in the business of trading -- buying and selling -- securities. It is possible that there will be developments in the future that cause Trian Partners from time to time to sell all or a portion of its holdings of the Issuer in open market transactions or otherwise (including via short sales), buy shares of stock (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. Consequently, Trian Partners' beneficial ownership of Issuer securities may vary over time depending on various factors, with or without regard to Trian Partners' views of the Issuer's business, prospects or valuation (including the market price of the Issuer's securities), including without limitation, other investment opportunities available to Trian Partners, concentration of positions in the portfolios managed by Trian, conditions in the securities markets and general economic and industry conditions. However, neither Trian Partners nor any of its affiliates has any intention, either alone or in concert with any other person, to acquire or exercise control of the Issuer or any of its subsidiaries. Trian Partners also reserves the right to take any actions with respect to investments in the Issuer as it may deem appropriate, including, but not limited to, communicating with management of the Issuer, the Board of Directors of the Issuer, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Issuer or seeking representation constituting a minority of the Board of Directors of the Issuer, and to change its intentions with respect to its investments in the Issuer at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

CONCERNING INTELLECTUAL PROPERTY

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Trian's use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names. Permission to use quotes contained herein was neither sought nor obtained.

IMPORTANT INFORMATION

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the "Participants") filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the "Definitive Proxy Statement") with the SEC on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN'S WEBSITE, HTTPS://WWW.RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN'S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Executive Summary

During her eight years on the Disney Board, Ms. Lagomasino has overseen poor performance, questionable strategic and capital allocation decisions, a failed CEO succession and persistent misalignment of pay and performance

1 | Disney Has Underperformed During Ms. Lagomasino's Tenure	▪ During Ms. Lagomasino's tenure, Disney's shareholder returns are below those of all but the two worst-performing companies in the media industry ▪ Despite Disney investing more than $200bn (in M&A, CapEx and content spend), Disney's financial results have deteriorated
2 | Ms. Lagomasino Lacks Relevant Skills and Alignment with Shareholders	▪ Ms. Lagomasino's background in wealth management is not relevant; Disney acknowledges that Ms. Lagomasino possesses just one skill that is "central" to the Company's strategy (which is also possessed by all other incumbent directors) ▪ Ms. Lagomasino owns very little Disney stock
3 | Disney Has Made Critical Missteps During Ms. Lagomasino's Tenure	▪ Ms. Lagomasino approved the strategically flawed Fox acquisition, which was arguably the result of misguided incentives that she helped create as a member of the Compensation Committee ▪ Ms. Lagomasino oversaw a critically flawed succession process
4 | As Chair of the Compensation Committee, Ms. Lagomasino Has Failed to Align Pay and Performance	▪ Disney has one of the worst "say-on-pay" track records in the S&P 500 ▪ Disney's poor compensation practices – recognized by proxy advisory firms and investors – have persisted for years and remain unaddressed ▪ Ms. Lagomasino's failure to help align pay and performance is evident not just at Disney, but also at Coca-Cola and Avon Products, where she serves or served on the compensation committee for many years

Disney's Shareholder Returns Have Been Poor

During Ms. Lagomasino's tenure, Disney's shareholder returns have been below those of all but the worst-performing companies in the media industry

Disney's Total Shareholder Return vs. Media Industry Peers During Ms. Lagomasino's Tenure (December 1, 2015 to Present)


543%
431%
384%
354%
285%
Average: 240%
67%
13%
(72%)
(72%)
amazon
NETFLIX
Meta
Alphabet
COMCAST
Disney
Paramount
WARNER BROS. DISCOVERY

"[A]s a global diversified business, DIS should have had the ability to maintain stability in its financial performance through disruptions. Despite this advantage, DIS has significantly underperformed..."

– Institutional Shareholder Services – 2024 Disney Report

Source: FactSet as of 03/28/24. Note: Performance measures Total Shareholder Return ("TSR") from 12/01/15 through 03/28/24. "Media Industry Peers" represent the "Media Industry Peers" as defined in Disney's 2024 Definitive Proxy Statement and consists of Alphabet, Amazon, Apple, Comcast, Meta, Netflix, Paramount, and Warner Bros. Discovery.

Ms. Lagomasino Has Overseen Questionable Strategic Decisions During Her Tenure

Disney's Stock Price During Ms. Lagomasino's Tenure


$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Dec 2020
Dec 2021
Dec 2022
Dec 2023
Dec. 1, 2015 Ms. Lagomasino joins the Board
Dec. 14, 2017 Disney announces acquisition of Twenty-First Century Fox; Disney grants Mr. Iger $100mm special equity award
Mar. 7, 2019 Ms. Lagomasino becomes Chair of the Compensation Committee
Jun. 28, 2022 The Board unanimously votes to extend Bob Chapek's employment contract
Nov. 20, 2022 The Board appoints Bob Iger as CEO for the second time
Nov. 30, 2018 Disney amends Mr. Iger's employment agreement after significant shareholder discontent
Mar. 4, 2019 Disney amends Mr. Iger's employment agreement again
Feb. 25, 2020 Disney announces appointment of Bob Chapek as CEO

"[T]he events leading up to the CEO transition in 2020 and the strategic missteps taken over the past several years appear to indicate that the board is not functioning in the most optimal way."

– Institutional Shareholder Services – 2024 Disney Report

Source: FactSet as of 03/28/24, SEC filings.

The Company's Financial Performance Has Deteriorated During Ms. Lagomasino's Tenure

Disney's Change in Financial Performance Since FY 2015

$bn, except per share data	FY 2015	FY 2023	*% Change (FY 2023 vs. FY 2015)*
Revenue	**$52.5**	**$88.9**	**+69%**
Segment Operating Income	**$14.7**	**$12.9**	**-12%**
Free Cash Flow	**$6.6**	**$4.9**	**-27%**
% conversion of revenue	*13%*	*6%*	-700 bps
Adj. Earnings per Share	**$5.15**	**$3.76**	**-27%**
Avg. Diluted Shares (mm)	**1,709**	**1,830**	**+7%**

"Operational performance… shows deterioration in margins, free cash flow, and return metrics… While some of the challenges have been driven by the industry disruption… some appear to be self-inflicted."

– Institutional Shareholder Services – 2024 Disney Report

Source: FactSet, SEC filings. Note: Ms. Lagomasino's tenure began on 12/01/15.

By Disney's Own Standards, Peltz & Rasulo Have More Skills Central to Disney's Strategy Than Lagomasino

Disney's Director Skills and Experience Matrix
(From Disney's 2024 Proxy Statement)

	Trian's Nominees		Disney's Nominee
	Nelson Peltz	**Jay Rasulo**	**Lagomasino**
SKILLS CENTRAL TO DISNEY'S STRATEGY			
Media and Entertainment	●	●	
Direct-to-Consumer Expertise	●	●	
Technology and Innovation			
Strategic Transformation	●	●	
360 Degree Brand Activation	● ◆	● ◆	●
Succession Planning	●	●	
CORE COMPETENCIES			
Business Development, Mergers and Acquisitions and Growth	●	●	●
Corporate Responsibility Experience	● ▲	●	● ▲
Executive Management Experience	● +	●	●
Finance and Accounting	●	● ■	●
Global Business Operations	●	●	●
Risk Management	●	●	●
OTHER ATTRIBUTES			
Cybersecurity			
Diversity			●

Every other incumbent director has this skill (pointing to Lagomasino's 360 Degree Brand Activation)

◆ Denotes particular expertise in brand leadership and integration with consumer experience

▲ Denotes formal service in an ESG thought leadership role

\+ Denotes public company CEO experience

■ Denotes public company CFO experience

"Neither director targeted by Trian possesses a skill set that is not possessed by a board member, or that could be provided by a specialized consultant were a short-term need to arise."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings.

Ms. Lagomasino Owns Very Little Disney Stock

We believe that Ms. Lagomasino and Disney's directors do not act like owners because they own relatively little stock.

Value of Position in Disney(1)


Ms. Lagomasino's Beneficial Ownership
~$3mm
Incumbent Directors' Aggregate Beneficial Ownership
~44mm
Trian Group's Beneficial Ownership
~$3.9bn+
1,167x

"Trian represents significant share ownership and has presented a detailed case for change and a clear set of goals for the board to consider."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings, FactSet. Note: (1) Represents market value of Disney shares held by Ms. Lagomasino and all Disney incumbent directors, as reported in Disney's 2024 Proxy Statement. Market value based on Disney's share price at close of business on March 28, 2024.

Ms. Lagomasino Approved the Strategically Flawed Fox Deal…

Disney's 2017 Strategic Rationale[(1)]	6 Years Later…
"21st Century Fox's premier film and television studios and respective libraries **significantly enhance our content output capability and world-class portfolio of intellectual property**"	× **Despite being billed as a studio and IP acquisition, ~67% of Fox's pro forma EBITDA was generated from linear TV cable networks**[(2)] (increasing exposure to a challenged business) × Disney's **content spend has doubled since the acquisition** as the Company ramped up content spend for Disney's core franchises and Disney+ originals **rather than relying on Fox library and acquired IP**
"**Expands our global reach in attractive, rapidly growing regions** and provides new avenues for growth"	× **Fox's India (Star) business has collapsed;** reportedly **Star was expected to see EBITDA decline by 50% in 2023 and lose money in 2024**[(3)] × Agreed to a **merger of its India (Star) business** with Reliance Industries that **valued Disney's assets at less than carrying value, leading to a ~$2bn impairment** (sold from a position of weakness) × In 2020 / 21, Disney **shut down 130 international TV channels and recorded a $5bn impairment**
"**Broadens our global direct-to-consumer (DTC) capabilities**, which will allow us to deliver a more compelling entertainment experience to consumers"	× **Acquiring a controlling interest in Hulu**, a general entertainment platform, **seemed to be at odds with Disney's strategy to focus on "franchise content"** × **Hulu Put / Call agreement** with Comcast has **created a complicated drawn-out negotiation that will cost Disney billions** × **Disney+ Hotstar subscribers declined 39% in FY 2023** after losing rights to IPL cricket
"**Delivers attractive Financial Benefits – $2B in cost synergies, accretive to EPS** for the second fiscal year post close…"	× Acquisition **put stress on balance sheet and diluted shareholders** materially; **cut dividend** × **Adj. EPS has declined ~50%** since the acquisition closed × The performance of **Disney's media assets have deteriorated** since the acquisition, **calling into question claimed synergies**

"The business challenges and trends identified by ISS analysis have been widely covered… Those include the acknowledgement that financially the Fox acquisition was value destructive..."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings, Company presentations, Wall Street Equity Research. Note: (1) Represents Disney's stated "Strategic Rationale" sourced from Disney's Investor Presentation regarding the 21st Century Fox transaction dated 12/14/17. (2) MoffettNathanson estimate, includes FX, National Geographic, and International Cable Channels, excludes RSNs. (3) Wall Street Journal article titled "Disney Explores Strategic Options for India Business" published by Jessica Toonkel, Joe Flint, and Lauren Thomas on 07/11/23.

…Which Was Arguably the Result of Misaligned Incentives She Helped Create

On the same day that Disney agreed to acquire Fox, the Board extended Mr. Iger's employment agreement by four years and awarded him an "over-the-top" compensation package, reasoning that doing so was "critical" to driving long-term value from the acquisition.

Mr. Iger's Total Target Compensation Significantly Increased as a Result of the Fox Acquisition[1]


Other Compensation
Special Equity Award
3.6x
$456mm
2.1x
$270mm
$175mm
$100mm
$282mm
$170mm
$127mm
Prior Compensation Package at Target
December 2017 Compensation Package at Target (FY18-FY21)
December 2017 Compensation Package at Max (FY18-FY21)

- Mr. Iger's revised compensation package included increases to his salary, annual incentive and annual equity grant, plus **an "over-the-top" special equity award**
- In our view, the **prospect of a much larger compensation package** (more than double his previous package) **created a strong financial incentive** for Mr. Iger **to pursue the Fox deal regardless of its prospects**, creating a significant conflict of interest
- Despite the fact that Mr. Iger stepped down as CEO less than one year after the transaction closed, he was still permitted to retain his entire pay package, including the full special equity award

"A number of people in our process actually advised that we not increase our bid significantly, that we move up in smaller increments, and I came up with the idea of bidding significantly higher because I thought it was the best way to cause Comcast to fold its tent, to ultimately cease bidding."

– Robert A. Iger, CEO & Director, MasterClass on Business Strategy and Leadership

Source: SEC filings, MasterClass. Note: (1) "Prior Compensation Package at Target" reflects the value of Mr. Iger's target compensation as disclosed on page 30 of Disney's 2018 Proxy Statement multiplied by four to arrive at an illustrative four-year value. "Target" compensation reflects the value of the compensation that Mr. Iger would have received from FY18-FY21, under the original compensation package awarded to him in December 2017, if Mr. Iger's annual bonus and annual grant of performance-based units were each valued at 100% of target and valuing Mr. Iger's special award of performance-based units at $75,819,826. "Max" compensation reflects the value of the compensation that Mr. Iger would have received from FY18-FY21 if Mr. Iger's annual bonus and annual grant of performance-based units were each valued at 200% of target and valuing Mr. Iger's special award of performance-based units at $149,639,748 (equal to the implied valuation of the maximum number of units that could be earned).

Ms. Lagomasino Oversaw a "Critically Flawed" Succession

Disney's **Board reportedly expedited Bob Chapek's interview process for CEO** based on Mr. Iger's suggestion	**2020**	"**Iger told board members he didn't think Chapek needed to audition for the role**… Iger told [Chapek] that **instead of the one-on-one board interviews**, **Disney's lead independent director**, Susan Arnold, **would be in touch**… She and Iger had both recommended Chapek for the job, and **the board had approved**." (CNBC)
Iger was appointed **Exec. Chair with authority over "creative endeavors" for a two-year period**, which apparently prevented Mr. Chapek from establishing himself as Disney's clear leader The Board paid Mr. Iger more as Exec. Chair than it paid the new CEO – a move that ISS described as "unusual"	**2020**	February 25, 2020 – "**Iger assumes the role of Executive Chairman and will direct the Company's creative endeavors**…**through** the end of his contract on **Dec. 31, 2021**." (Disney)
	2021	"**Mr. Iger**, then still under contract as executive chairman, **didn't move out of the office he kept at Disney's headquarters** in Burbank, Calif. **He called strategy meetings with Mr. Chapek's underlings without inviting the new CEO**." (WSJ)
Board unanimously agreed to extend Mr. Chapek's contract in <u>June 2022</u> and <u>abruptly fired him 5 months later</u>	**2022**	**June 28, 2022** – "Today, The Walt Disney Company Board of Directors **unanimously voted to extend Bob Chapek's contract as Chief Executive Officer for three years**." (Disney)
The Board reached out to Mr. Iger and <u>hired him back over one weekend</u>, calling into question whether any other candidates were considered **As Mr. Iger noted, he "got the call Friday and was working Monday."**	**2022**	"The executive change came together quickly, blindsiding Chapek and his closest allies. **Disney's board reached out to Iger on Friday [November 18, 2022], without any other serious candidates in mind** to replace Chapek as CEO, CNBC's David Faber reported Monday, citing sources." (CNBC)

"By definition, the decision to ask a former CEO… to return to the company to replace a successor whom the board did not adequately vet is evidence of a critically flawed succession process."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings, CNBC article titled "Disney's Wildest Ride: Iger, Chapek and the Making of an Epic Succession Mess" published by Alex Sherman on 09/06/23, WSJ article titled "Bob Iger vs. Bob Chapek: Inside the Disney Coup" published by Joe Flint, Robbie Whelan, Erich Schwartzel, Emily Glazer and Jessica Toonkel on 12/17/22, CNBC article titled "Disney Blindsided Chapek with CEO Decision After Reaching Out to Iger on Friday" published by Alex Sherman on 11/21/22. David Faber CNBC interview with Bob Iger on 02/09/23.

Ms. Lagomasino Has a Poor Track Record of Overseeing CEO Succession Processes

Select CEO Succession Case Studies



Nominee	Company	What Happened?	What Observers Said
Maria Elena Lagomasino	AVON	The company's CEO had long run operations without a president or COO; the CFO, a logical successor, was moved into another role instead, and the CEO was forced to stay on as Executive Chair, preventing a clean break	*"[Avon's] apparent lack of succession planning is **'an extraordinary indictment of the board,'** said Mark Cohen, professor at Columbia Business School and former CEO of Sears Canada."* (1)
	Coca-Cola	After the Board conducted a (very public) search which uncovered no new CEO candidates, the company was forced to turn to a retired Coke executive who had previously been passed over for the role	*"[Coca-Cola] has landed a new chief executive after a search so remarkable that another Fortune CEO, A.G. Lafley of P&G, calls it **'one of the strangest processes we've ever seen.'… [I]t has become a case study in business dysfunction."*** (2)
	Disney	After signing five contract extensions, Mr. Iger finally retired in 2020, but by that point, talented executives and succession candidates had left the organization, creating a leadership void; his successor's tenure was disappointing, and Mr. Iger was forced to return in 2022	*"It's a tale of how good intentions clashed with hubris and ego can erode one of the most famous organizations in the world — **a case study in corporate dysfunction and succession gone wrong.** As Iger and the Disney board resume their search for a successor, a critical question looms: **Have they learned the moral of the story?"*** (3)

"[T]he question for [Disney] shareholders is… whether the board, having failed to properly oversee the last succession process, is capable of avoiding the same mistakes."

– Institutional Shareholder Services – 2024 Disney Report

Source: (1) Reuters article titled "Avon needs bold change as Jung's CEO tenure ends," 12/14/11. (2) CNN Money article titled "The Real Story: How did Coca-Cola's management go from first-rate to farcical in six short years? Tommy the barber knows," 05/31/04. (3) CNBC article titled "Disney's wild ride: Iger, Chapek and the making of an epic succession mess," 09/06/23.

One of the Worst "Say-on-Pay" Track Records in the S&P 500

During Ms. Lagomasino's tenure, only four companies in the S&P 500 have had more say-on-pay votes below 70%

Disney's Say-on-Pay Vote vs. S&P 500 Median(1)


100%
90%
80%
70%
60%
50%
40%
30%
2016
2017
2018
2019
2020
2021
2022
2023
S&P 500 2016-23 Median: 93%
Disney's 2016-23 Average: 70%
FAIL
45%
59%
54%
68%

Recommendation	2016	2017	2018	2019	2020	2021	2022	2023
ISS	*For*	*For*	*Against*	*Against*	*Against*	*Against*	*For*	*For*
Glass Lewis	*Against*	*Against*	*Against*	*Against*	*Against*	*For*	*For*	*For*

"Lagomasino oversaw consecutive years of problematic compensation decisions, resulting in significant shareholder opposition, which the committee [that she chaired] failed to promptly address."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings, FactSet, ISS and Glass Lewis reports. Note: (1) "Vote" indicates "For" votes as a percentage of votes "For," votes "Against" and abstentions.

Leading Proxy Advisors Have Been Critical of Compensation

Excessive Compensation for Mr. Iger as CEO and Executive Chair

"**[I]t is unusual for an executive chairman to be compensated at a significantly higher level than the company's CEO** and the proxy does not provide a compelling reason for this arrangement… The proxy **does not adequately explain why investors should bear the costs for him to remain the most highly compensated NEO even when his apparent role and responsibilities within the company are reduced**."

***Institutional Shareholder Services** – 2021 Disney Report*

Poor Pay-for-Performance Grades

2018	2019	2020	2021	2022
"D"	"F"	"F"	"D"	"D"

***Glass Lewis** – Pay-for-Performance Grades*

Excessive One-Time Pay Packages Incentivized Large M&A Over Value Creation

"[W]hile we acknowledge the need to retain critical leadership in anticipation of such a significant merger, **the magnitude of the special equity grant ($100 million) is excessive**."

***Institutional Shareholder Services** – 2018 Disney Report*

Source: ISS and Glass Lewis reports.

Ms. Lagomasino Has Not Addressed Compensation Issues

$83mm Total Compensation Paid to NEOs Despite Negative Shareholder Returns

+6% CEO Comp Increase YoY(1)

Poor TSR


FY 2023
-14%
-49%
-36%
Absolute TSR
Relative TSR vs. Proxy Peers
Relative TSR vs. S&P 500

99% Payout on Financial Performance Despite Missing Consensus Estimates

70% of Annual Incentive

FY 2023 Financials vs. Consensus(2)

Revenue:

$94.3bn Consensus

$88.9bn Actual MISS

Segment EBIT:

$15.9bn Consensus

$12.9bn Actual MISS

Adj. EPS:

$5.42 Consensus

$3.76 Actual MISS

145% Discretionary Payout to CEO on "Other Performance Factors"

30% of Annual Incentive

CEO's Performance Highlights from Proxy Statement Included:

- **Mr. Iger's work with the Succession Planning Committee**: the Committee's only accomplishment was to extend Mr. Iger's contract by two years, including a significant pay raise
- **Disney's recent box office successes**: Disney films have been commercial and creative disappointments while the studio segment lost money this year

103% Payout on ROIC Test for Earning Well Below Disney's Cost of Capital

50% of PBU Payout

ROIC Target vs. Actual ROIC and WACC


~9%
5.6%
5.7%
FY23 Target for 100% Payout
FY23 Actual ROIC
Disney's Estimated WACC

Source: SEC filings, FactSet. Note: (1) Inclusive of all compensation (as reported in each "Summary Compensation Table" of Disney's Definitive Proxy Statements) to Bob Iger and Bob Chapek in FY 2022 and FY 2023. (2) Consensus estimates as of the beginning of FY 2023. "PBU" represents Performance-Based Restricted Stock Units.

Ms. Lagomasino Has a Poor Say-on-Pay Track Record at Other Companies

Ms. Lagomasino's inability to align pay and performance is evident across multiple companies over many years

Maria Elena Lagomasino's (*Chair of Disney's Compensation Committee*) Poor Track Record

Maria Elena Lagomasino has a long track record of overseeing problematic compensation practices at other companies



Coca-Cola *1 of 3 Comp. Members*	AVON *Compensation Chair (2009 – 2015)*		
2022	2013	2014	2015
✕	✕	✕	✕
50% "Say-on-Pay" Support	**"F"** Pay-for-Performance Grade from Glass Lewis	**"F"** Pay-for-Performance Grade from Glass Lewis	**"F"** Pay-for-Performance Grade from Glass Lewis
	56% "Say-on-Pay" Support	**56%** "Say-on-Pay" Support	**71%** "Say-on-Pay" Support

"Lagomasino also served as a member of the compensation committees at Coca-Cola and Avon, where shareholder discontent with executive compensation was also evident at times."

– Institutional Shareholder Services – 2024 Disney Report

Source: SEC filings, FactSet, Glass Lewis reports.

ISS Shares Our Concerns Regarding Ms. Lagomasino

Trian's Concern	ISS' Perspective
Ms. Lagomasino lacks relevant skills	"**Neither director targeted by Trian possesses a skill set that is not possessed by a board member**, or that could be provided by a specialized consultant were a short-term need to arise."
Ms. Lagomasino bears responsibility for Disney's failed leadership transition	"**As the longest-serving independent member of the board**, [Maria Elena] **Lagomasino bears more responsibility than any other serving nominee** for the failure of the Staggs/Rasulo 'bakeoff,' the failure to cultivate a readily apparent successor to Iger following Staggs' departure, and again following Iger's re-entry."
Ms. Lagomasino has failed to align compensation and performance at Disney and other companies	"**Despite actions taken in recent years, as of 2023 shareholder support for DIS' say-on-pay remained below the median support for S&P 500 companies**. (Lagomasino also served as a member of the compensation committees at Coca-Cola and Avon, where shareholder discontent with executive compensation was also evident at times.)... [M]ulti-year concerns surrounding Lagomasino's role as a compensation committee member [at DIS] strengthen the case that Peltz's addition, on balance, would appear a net positive."

"Shareholders are recommended to vote FOR Nelson Peltz on Trian's proxy card, and WITHHOLD votes from… management nominee Maria Elena Lagomasino."

– Institutional Shareholder Services – 2024 Disney Report

Source: 2024 Institutional Shareholder Services Report.

Shareholders Should "Withhold" on Ms. Lagomasino

- She has overseen years of poor shareholder returns and deteriorating financial performance

- Her background in wealth management is not relevant to Disney's business and she does not have any skills that are central to Disney's strategy that other directors do not also possess

- She owns very little Disney stock and is not aligned with Disney shareholders

- She has overseen questionable strategic decisions, including the ill-conceived Fox acquisition and a critically flawed succession

- She has failed to align pay and performance at Disney over many years and is responsible for one of the worst say-on-pay track records in the S&P 500

VOTE USING THE BLUE PROXY CARD

Elect Nelson Peltz and Jay Rasulo to Restore The Magic

Withhold on Maria Elena Lagomasino, Michael B.G. Froman, and all three Blackwells Nominees

It is ESSENTIAL that you VOTE **"FOR" Trian Nominees, Nelson Peltz and Jay Rasulo** and **"WITHHOLD" on Disney Nominees, Maria Elena Lagomasino** and **Michael B.G. Froman, and all three Blackwells Nominees.**

If you do not "WITHHOLD" on Maria Elena Lagomasino, Michael B.G. Froman, and all three Blackwells Nominees, this could jeopardize the goal of electing Nelson Peltz and Jay Rasulo to the Board, even if you vote "FOR" Nelson and Jay.

Thank you for voting to help Restore the Magic at the Walt Disney Company!

TRIAN PARTNERS

Trian Fund Management, L.P.
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New York, NY 10017

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